                                                                     Exhibit 2.1
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                 MAIL.COM, INC.
                              AG ACQUISITION CORP.
                             THE ALLEGRO GROUP, INC.


                                       AND


                               THE SHAREHOLDERS OF
                             THE ALLEGRO GROUP, INC.





                                   DATED AS OF
                                 AUGUST 20, 1999



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE


                                    ARTICLE I

                                   THE MERGER

Section 1.1       The Merger.....................................................................................1
Section 1.2       Effective Time.................................................................................2
Section 1.3       Effect of the Merger...........................................................................2
Section 1.4       Directors and Officers.........................................................................2
Section 1.5       Additional Actions.............................................................................3


                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

Section 2.1       Merger Consideration...........................................................................3
Section 2.2       Conversion of Shares...........................................................................3
Section 2.3       Exchange of Certificates.......................................................................5
Section 2.4       No Fractional Securities.......................................................................6
Section 2.5       Stock Transfer Books...........................................................................6
Section 2.6       No Further Ownership Rights in Company Stock...................................................6


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1       Corporate Organization.........................................................................7
Section 3.2       Authorization..................................................................................7
Section 3.3       Consents and Approvals; No Violations..........................................................7
Section 3.4       Capitalization.................................................................................8
Section 3.5       Financial Statements...........................................................................9
Section 3.6       Absence of Undisclosed Liabilities.............................................................9
Section 3.7       Absence of Certain Changes or Events...........................................................9
Section 3.8       Legal Proceedings, etc........................................................................10
Section 3.9       Taxes.........................................................................................10
Section 3.10      Title to Properties and Related Matters.......................................................12


Section 3.11      Intellectual Property; Proprietary Rights; Employee Restrictions..............................13
Section 3.12      Contracts.....................................................................................15
Section 3.13      Employees; Employee Benefits..................................................................16
Section 3.14      Compliance with Applicable Law................................................................18
Section 3.15      Ability to Conduct the Business...............................................................18
Section 3.16      Major Customers...............................................................................18
Section 3.17      Consultants, Sales Representatives and Other Agents...........................................19
Section 3.18      Accounts Receivable...........................................................................19
Section 3.19      Insurance.....................................................................................19
Section 3.20      Bank Accounts; Powers of Attorney.............................................................19
Section 3.21      Minute Books, etc.............................................................................19
Section 3.22      Related Person Indebtedness and Contracts.....................................................20
Section 3.23      Brokers; Payments.............................................................................20
Section 3.24      Company Action................................................................................20
Section 3.25      Year 2000 Matters.............................................................................20
Section 3.26      Disclosure....................................................................................20


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

Section 4.1       Authorization; etc............................................................................21
Section 4.2       Parent Common Stock...........................................................................22


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                       OF THE PARENT AND ACQUISITION CORP.

Section 5.1       Corporate Organization........................................................................24
Section 5.2       Authorization.................................................................................24
Section 5.3       Consents and Approvals; No Violations.........................................................25
Section 5.4       Capitalization................................................................................25
Section 5.5       SEC Reports...................................................................................26
Section 5.6       Litigation....................................................................................26
Section 5.7       Compliance with Applicable Law................................................................26
Section 5.8       Brokers; Payments.............................................................................26
Section 5.9       Disclosure....................................................................................26
Section 5.10      Validity of Shares............................................................................26


Section 5.11      No Material Adverse Change....................................................................27


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

Section 6.1       Transfer of Shares............................................................................27
Section 6.2       Reasonable Efforts; etc.......................................................................27
Section 6.3       Fees and Expenses.............................................................................27
Section 6.4       Nasdaq National Market Listing................................................................27
Section 6.5       Tax Covenants.................................................................................28
Section 6.6       Indemnification...............................................................................29
Section 6.7       Exchange Act Reports..........................................................................30
Section 6.8       Legends.......................................................................................30
Section 6.9       Employee Stock Options........................................................................30


                                   ARTICLE VII

                            COVEnants of shaREHOLDERS

Section 7.1       Non-competition...............................................................................31


                                  ARTICLE VIII

                          CONDITIONS TO THE OBLIGATIONS
                       OF THE PARENT AND ACQUISITION CORP.

Section 8.1       Representations and Warranties True...........................................................32
Section 8.2       Performance...................................................................................32
Section 8.3       Absence of Litigation.........................................................................32
Section 8.4       Consents......................................................................................32
Section 8.5       Additional Agreements.........................................................................33
Section 8.6       Delivery of Certificates for Cancellation.....................................................33
Section 8.7       Certificate of Merger.........................................................................33
Section 8.8       Payment of Indebtedness.......................................................................33
Section 8.9       Shareholder Disclosure and Approval...........................................................33
Section 8.10      Opinion of Bird & Associates, P.C.............................................................33
Section 8.11      Supporting Documents..........................................................................33
Section 8.12      Shareholder Disclosure and Approval...........................................................34

                                      iii



                                   ARTICLE IX

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
                                AND SHAREHOLDERS

Section 9.1       Representations and Warranties True...........................................................34
Section 9.2       Performance...................................................................................34
Section 9.3       Absence of Litigation.........................................................................34
Section 9.4       Consents......................................................................................35
Section 9.5       Additional Agreements.........................................................................35
Section 9.6       Certificate of Merger.........................................................................35
Section 9.7       Cash and Shares of Parent Common Stock........................................................35
Section 9.8       Opinion of Winthrop, Stimson, Putnam & Roberts................................................35
Section 9.9       Supporting Documents..........................................................................35


                                    ARTICLE X

                                   TERMINATION

Section 10.1      Termination...................................................................................36
Section 10.2      Effect of Termination.........................................................................37


                                   ARTICLE XI

           INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 11.1      Indemnity Obligations.........................................................................37
Section 11.2      Notification of Claims........................................................................38
Section 11.3      Duration......................................................................................39
Section 11.4      No Contribution...............................................................................39


                                   ARTICLE XII

                             MISCELLANEOUS PROVISION

Section 12.1      Amendment.....................................................................................40
Section 12.2      Waiver of Compliance..........................................................................40
Section 12.3      Notices.......................................................................................40
Section 12.4      Assignment....................................................................................42
Section 12.5      No Third Party Beneficiaries..................................................................42
Section 12.6      Public Announcements..........................................................................42

                                       iv



Section 12.7      Counterparts..................................................................................43
Section 12.8      Headings......................................................................................43
Section 12.9      Entire Agreement..............................................................................43
Section 12.10     Governing Law.................................................................................43



EXHIBITS


Exhibit A                  Certificate of Merger (Ohio)
Exhibit B                  Form of Tax Affidavit

                          AGREEMENT AND PLAN OF MERGER



     AGREEMENT AND PLAN OF MERGER dated as of August 20, 1999 by and among Mail.com, Inc., a corporation organized under the laws of the State of Delaware (the "PARENT"), AG Acquisition Corp., a corporation organized under the laws of the State of Ohio and a wholly-owned subsidiary of the Parent ("ACQUISITION CORP."), The Allegro Group, Inc., a corporation organized under the laws of the State of Ohio (the "COMPANY"), and the shareholders of the Company (the "SHAREHOLDERS") identified on the signature pages hereto.

     WHEREAS, the respective Boards of Directors of the Parent, Acquisition Corp. and the Company have approved the merger of the Company with and into Acquisition Corp. (the "MERGER"), pursuant to which Acquisition Corp. will be the surviving corporation and the stockholders of the Company immediately prior to such merger will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

     Section 1.1 THE MERGER. (a) At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the Ohio Revised Code (the "ORC"), the Company shall be merged with and into Acquisition Corp., the separate corporate existence of the Company shall cease, and Acquisition Corp. shall continue as the surviving corporation. Acquisition Corp. as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     (b) CLOSING. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "CLOSING") will take place as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions set forth in Articles VIII and IX, at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "CLOSING DATE."

     Section 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the ORC in the form of Exhibit A hereto (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Ohio, in such form as required by, and executed in accordance with the relevant provisions of, the ORC (the time of such filings being the "EFFECTIVE TIME").

     Section 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the ORC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation.

               (a) CERTIFICATE OF INCORPORATION. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the ORC and such Articles of Incorporation, except that the name of Acquisition Corp. shall be changed to "THE ALLEGRO GROUP, INC."

               (b) BY-LAWS. Unless otherwise determined by the Parent prior to the Effective Time, the Regulations of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Regulations of the Surviving Corporation until thereafter amended in accordance with the ORC, the Articles of Incorporation of the Surviving Corporation and such Regulations.

     Section 1.4 DIRECTORS AND OFFICERS. The directors of Acquisition Corp. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Regulations of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. As of the Effective Time, Parent shall cause the election of Aaron R. Fessler as a full voting member of the Board of Directors of the Surviving Corporation, and the Parent shall cause his re-election as a full voting member from time to time such that he shall be entitled to hold such position for so long as he remains employed by the Surviving Corporation or until the earlier merger of the Surviving Corporation into another corporation or the earlier consolidation or liquidation of the Surviving Corporation. From and after the Effective Time, the Parent shall maintain directors' and officers' insurance covering Mr. Fessler in his capacity as an officer and director of the Surviving Corporation on substantially the same terms and conditions applicable to other officers and directors of the Parent and the Surviving Corporation.

     Section 1.5 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition Corp. or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition Corp. or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition Corp. or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.


                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

     Section 2.1 MERGER CONSIDERATION. The consideration payable in the Merger to holders of shares of the Company's Common Stock, $.01 par value ("COMPANY COMMON STOCK"), shall consist of (a) shares of the Class A Common Stock, $.01 par value per share, of the Parent or shares, property or other consideration into which such shares shall have been converted in the event of any merger, consolidation, reorganization or other event in which the shares of Class A common stock of Parent are converted into the right to receive other shares, property or consideration ("PARENT COMMON STOCK"), and (b) cash. Such shares of Parent Common Stock issuable and cash payable as provided herein shall in the aggregate be referred to as the "MERGER CONSIDERATION."

     Section 2.2         CONVERSION OF SHARES.

               (a) CONVERSION OF SHARES. (i) Each share of Company Common Stock issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the right to receive the Closing Payment (as hereinafter defined) and the Contingent Payment (as hereinafter defined). The Closing Payment shall be made on the Closing Date. The Contingent Payment shall be made on the date which is within 5 days after the date of completion of the audit of Parent's (or any successor's) financial statements for the year ended December 31, 2000, but in no event later than 5 days after the filing of Parent's (or any successor's) Annual Report on Form 10-K for such year with the Securities and Exchange Commission.

                  (ii) The "Closing Payment" means (A) $7,892.77 in cash and (B) 2,750.56 shares of Parent Common Stock.

                  (iii) The "Contingent Payment" means (A) an amount in cash equal to the amount obtained by dividing (I) 16% of the Contingent Consideration Amount (as hereinafter defined) by (II) 401 and (B) the number of shares of Parent Common Stock equal to the number obtained by dividing (I) the number of shares of Parent Common Stock having an aggregate Deemed Value (as defined below) equal to 80% of the Contingent Consideration Amount by (II) 401.

                  (iv) The "Contingent Consideration Amount" means the product obtained by multiplying (A) four by (B) the positive excess, if any, of Calendar Year 2000 Revenues (as defined below) over the Base Revenue Amount (up to $5,000,000 of such excess). The Contingent Consideration Amount shall not exceed $20,000,000. If Calendar Year

         2000 Revenues are equal to or less than the Base Revenue Amount, the Contingent Consideration Amount shall be $0. If Calendar Year 2000 Revenues are equal to or greater than the sum of the Base Revenue Amount plus $5,000,000, the Contingent Consideration Amount shall be $20,000,000.

                  (v) "Calendar Year 2000 Revenues" means Net Revenues (as defined below) of the Surviving Corporation for the year ended December 31, 2000 as reflected in the Parent's audited financial statements for such year.

                  (vi) "Net Revenues" means gross revenues less allowances, discounts, credits, refunds and bad debt expense and excluding barter revenues, all as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"). Net revenues does not include interest income and other income as determined under GAAP.

                  (vii) "Deemed Value" means the greater of (I) the Fair Market Value (as defined below) per share of Parent Common Stock and (II) $8.00 (such amount to be appropriately adjusted for any stock split, stock dividend, stock combination or recapitalization having similar effect).

                  (viii) "Fair Market Value" means the average of the last quoted sale prices for one share of Parent Common Stock on The Nasdaq National Market (or, if the Parent Common Stock is not then quoted on The Nasdaq National Market but is traded on a national securities exchange, then such securities exchange) for the ten trading days ending with the trading day immediately prior to the day on which the Contingent Payment is payable hereunder or, if the Parent Common Stock is not then traded on The Nasdaq National Market or a national securities exchange, the fair market value of one share of Parent Common Stock as determined (such determination to be made as of the day by which the Contingent Payment is required to be made hereunder) by an independent investment bank of national reputation experienced in valuing securities of corporations in the Parent's industry and which shall be mutually selected by Aaron Fessler, on behalf of the Shareholders, and Parent.

                  (ix) The "Base Revenue Amount" means (i) if Parent is not required or requested to fund expenditures of the Surviving Corporation in excess of the $3,000,000 (or, if the conditions for advance of the additional $1,000,000 or $2,000,000, as applicable, in funding are met and such amount is funded, $4,000,000 or $5,000,000, as applicable) aggregate amount committed by Parent pursuant to the budget agreed to by Parent and Aaron Fessler, on behalf of the Shareholders, $5,000,000 and (ii) if Parent is required or requested to fund (and does in fact fund) expenditures of the Surviving Corporation in excess of such amounts so committed, the sum of $5,000,000 plus the result obtained by multiplying two by such excess amount that Parent is so required to fund.

                  (x) The amount of cash (including the cash portion of the Contingent Payment) and the number of shares of Parent Common Stock (including the Parent Common Stock portion of the Contingent Payment) into which each share of Company Stock is convertible are collectively referred to herein as the "EXCHANGE RATIO." The aggregate number of shares of Parent Common Stock issued pursuant to this
         Section 2.2(a) shall be referred to in this Agreement as the "MERGER SHARES." SCHEDULE 2.2 attached hereto sets forth the allocation of the Merger Consideration among the Shareholders.

               (b) TREASURY SHARES. Each share of Company Common Stock held in the Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

               (c) ACQUISITION CORP. SHARES. Each share of common stock, par value $0.01 per share, of Acquisition Corp. issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, remain outstanding and thereafter represent one share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

     Section 2.3 EXCHANGE OF CERTIFICATES. (a) At the Closing, certificates (the "CERTIFICATES") representing all of the issued and outstanding shares of Company Common Stock shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each Certificate shall be canceled in exchange for the amount in cash and a certificate representing the number of whole shares of Parent Common Stock into which the Company Common Stock evidenced by the Certificates so surrendered has been converted pursuant to Section 2.2(a)(ii) of this Agreement. Such certificates representing shares of Parent Common Stock shall be delivered to the Shareholders on the Closing Date. The cash component of the Closing Payment shall, at Closing, be wired to an account designated by the Shareholders in the amounts set forth on SCHEDULE 2.2 attached hereto. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock shall be deemed for all corporate purposes to evidence ownership of (A) the number of whole shares of Parent Common Stock into which the shares of Company Common Stock have been converted and (B) the amount of cash issuable upon conversion of such shares of Company Common Stock, but shall have no other rights. From and after the Effective Time, the holders of shares of Company Common Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the amount of cash and Parent Common Stock into which such shares of Company Common Stock have been converted.

     (b) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the cash and shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.2(a) of this Agreement. The Board of Directors of Parent may in its discretion and as a condition precedent to the issuance thereof require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 2.4 NO FRACTIONAL SECURITIES. No fractional shares of Parent Common Stock shall be issuable by the Parent upon the conversion of shares of Company Common Stock in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Closing Market Price.

     Section 2.5 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

     Section 2.6 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. The amount of cash and the Merger Shares delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Company Common Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

     Each of the Shareholders, jointly and severally, represents and warrants to the Parent and Acquisition Corp. as set forth below as of the date of this Agreement and as of the Closing Date, subject to the exceptions set forth in the disclosure schedules attached hereto (the "DISCLOSURE SCHEDULES"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement.

     Section 3.1 CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has no Subsidiaries (as that term is hereinafter defined) except for Allegro Group DISC, Inc., which has never held any assets, has never conducted any activities and which will be dissolved prior to or shortly after the Closing Date. The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions set forth in SCHEDULE 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by it or the business currently conducted by it except for those jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect (as defined in Section 3.7). The Company has previously delivered to the Parent complete and correct copies of its Articles of Incorporation (certified by the Secretary of State of the State of Ohio as of a recent date) and its By-Laws (certified by the Secretary of the Company as of a recent date). Except as set forth in
SCHEDULE 3.1, neither the Company's Articles of Incorporation nor its By-Laws have been amended since the date of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instrument.

     Section 3.2 AUTHORIZATION. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors and shareholders of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificate of Merger pursuant to the ORC) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity, and requirements of good faith, fair dealing and reasonableness.

     Section 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) except for any of the following that would not have a Company Material Adverse Effect or a material adverse effect on the transactions contemplated hereby, (A) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or, except as set forth on SCHEDULE 3.3, require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound except as the failure to obtain consent or give notice under which would not have a Company Material Adverse Effect or a material adverse effect on the transactions contemplated hereby, or (B) result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound or (iv) except as disclosed on Schedule 3.3, require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority except as the failure to make such filing or registration or to obtain such permit, license, exemption, consent, authorization or approval or to give such notice would not have a Company Material Adverse Effect or a material adverse effect on the transactions contemplated hereby.

     Section 3.4 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 850 shares of Company Common Stock, of which 450 shares are voting common stock and 400 shares are nonvoting common stock and of which 401 shares of voting common stock are issued and outstanding.

SCHEDULE 3.4(A) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or federal or state securities laws. Except as disclosed in SCHEDULE 3.4(A) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in

SCHEDULE 3.4(A) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. There are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for ("Convertible Securities"), Convertible Securities or shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

              (b) Except for shares of Allegro Group DISC, Inc., as described in Section 3.1 hereof, the Company does not own, directly or indirectly, any equity securities, or options, warrants or other rights to acquire equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation or any limited liability company, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "SUBSIDIARY").

     Section 3.5 FINANCIAL STATEMENTS. (a) Attached hereto as SCHEDULE 3.5(A) are (i) the unaudited balance sheets of the Company as of December 31, 1998 and 1997 and the unaudited statements of income and cash flows for each of the years ended December 31, 1998, 1997 and 1996 and (ii) the unaudited balance sheets of the Company as of June 30, 1999 and 1998 and the unaudited statements of income and cash flows of the Company for the six month periods then ended (hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). Except as set forth on
Schedule 3.5(a), the Financial Statements (i) have been prepared from the books and records of the Company, (ii) have been prepared in accordance with GAAP during the periods covered thereby and (iii) present fairly in all material respects the financial condition and results of operations and cash flows of the Company as at the dates, and for the periods, stated therein.

     Section 3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except (i) as set forth on
SCHEDULE 3.6, (ii) as set forth or reserved against in the balance sheet of the Company dated as of June 30, 1999, included in the Financial Statements (the "BALANCE SHEET") and (iii) for obligations and liabilities incurred since June 30, 1999 in the ordinary course of business, which do not individually or in the aggregate exceed $25,000, the Company does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

     Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
SCHEDULE 3.7, since December 31, 1998, the Company has carried on its business in all material respects in the ordinary course and consistent with past practice. Except as set forth on SCHEDULE 3.7 hereto, since December 31, 1998, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any Company Material Adverse Effect (as defined below); (iii) made any change in accounting principle or practice or in its method of applying any such principle or practice; (iv) suffered any damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets having a value in excess of $5,000 per individual asset or $50,000 in the aggregate for all assets sold or transferred, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights except in the ordinary course of business and consistent with past practice,; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, Convertible Securities or shares of its capital stock;
(viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of its Employees (as that term is hereinafter defined) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as that term is hereinafter defined); or (xi) entered into any agreement to do any of the foregoing. The term "COMPANY MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is, or that is reasonably likely to be, materially adverse to the business, prospects, operations, assets, liabilities contingent or otherwise, financial condition or results of operations of the Company or the Surviving Corporation.

     Section 3.8 LEGAL PROCEEDINGS, ETC. Except as set forth in SCHEDULE 3.8, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company (which, for purposes of this Agreement shall mean the best knowledge of the Shareholders and the Company), threatened against the Company or its properties, assets or business or, to the best knowledge of the Company, pending or threatened against any of the Shareholders, officers, directors, employees, agents or consultants of the Company in connection with the business of the Company. There are no such suits, actions, claims, proceedings or investigations pending against the Company, or, to the best knowledge of the Company, threatened against the Company challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

     Section 3.9 TAXES. The Company represents and warrants the following:

               (a) Except as set forth in SCHEDULE 3.9, all Tax returns, reports and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed in respect of the Company have been or will be duly and timely filed, have been or will be prepared in compliance in all material respects with all applicable laws, rules and regulations, and (in the case of all filed returns, reports and other filings) are true, correct and complete, and all Taxes of the Company, whether or not shown as due on such returns, reports or other filings, have been or will be fully paid when due. The Company has established in accordance with GAAP adequate reserves on the Balance Sheet for Taxes accrued but not yet due or has determined in accordance with GAAP that such reserves are not necessary.

               (b) Except as set forth in SCHEDULE 3.9, there are no actions or proceedings currently pending or, to the best knowledge of the Company, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion between the Company with any governmental authority regarding claims for the assessment or collection of Taxes. Any unpaid Taxes that have been claimed or imposed as a result of any examinations of any Tax return, report or other filing of the Company by any governmental authority are being contested in good faith and are fully described in SCHEDULE 3.9. Except as set forth in SCHEDULE 3.9, there are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes and no waivers of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due. The Company has not received any claim from any taxing authority in a jurisdiction in which the Company does not file Tax returns that it is or may be subject to taxation by that jurisdiction.

               (c) Except as set forth in SCHEDULE 3.9, there is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

               (d) Except as set forth in SCHEDULE 3.9, the Company is not and has never been a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement or arrangement and the Company does not have any liability for any Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

               (e) Except as set forth in SCHEDULE 3.9, the Company has withheld or deducted all Taxes or other amounts from payments to employees or other persons required to be deducted or withheld, and has timely paid over such Taxes or other amounts to the appropriate governmental authorities to the extent due and payable.

               (f) The Company is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

               (g) The Company is not, and has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (h) Except as set forth in SCHEDULE 3.9, there are no accounting method changes or proposed or threatened accounting method changes with respect to the Company, or any other item, that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date, and the Company will not be required to make any such Section 481 adjustment as a result of the transactions contemplated by this Agreement.

               (i) Except as set forth in SCHEDULE 3.9, no power of attorney has been granted by the Company and is currently in force with respect to any matter relating to Taxes.

               (j) The Company is, and has been at all times since its incorporation, an "S corporation" within the meaning of Code Section 1361(a). A valid election under Code Section 1362 (and a comparable election under Ohio law) has been in effect with respect to the Company at all times since September 22, 1995. Aaron Fessler, as sole shareholder of the Company at the time the election was made,filed in a timely fashion with each of the Internal Revenue Service and the State of Ohio a consent to such S corporation elections with respect to the Company. The Company has not been, and will not be, subject to Tax under Code Section 1374 or 1375 (or any comparable provision of Ohio law) for any period ending on or before the Closing Date.

               (k) For purposes of this Agreement, the terms "TAX" and "TAXES" shall mean and include any and all United States federal, state, local, foreign or other taxes (including, without limitation, any and all income, franchise, sales, use, excise, withholding, employment, payroll, social security or property taxes) and similar assessments, customs, duties, charges and fees (including interest, penalties and additions to such taxes, assessments, customs, duties, charges and fees, penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions).

     Section 3.10 TITLE TO PROPERTIES AND RELATED MATTERS. (a) Except as set forth on SCHEDULE 3.10(A), the Company has good and valid title to all personal property, tangible or (excluding any Intellectual Property Rights, as defined in Section 3.11) intangible, which the Company purports to own, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since June 30, 1999), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case, (ii) liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby or that affect property having a fair market value of less than $10,000 in each individual case). Collectively, such property, the property leased by the Company as disclosed on SCHEDULE 3.10(c) and the Intellectual Property Rights disclosed on SCHEDULE 3.11 constitute all property, tangible or intangible, used by the Company necessary to conduct the Company's business as presently conducted.

               (b) The Company does not own any real property or any interest in real property, except as set forth in SCHEDULE 3.10(d).

               (c) SCHEDULE 3.10(c) sets forth a list, which is correct and complete in all material respects, of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned or leased by the Company with a book value as of June 30, 1999, in each case of $5,000 or more. Except as set forth in SCHEDULE 3.10(c), all such personal property that is material to the Company's business is in suitable operating condition (ordinary and reasonable wear and tear excepted) and is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in SCHEDULE 3.10(d). Except as disclosed in SCHEDULE 3.10(c), none of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property has been in conformance in all material respects with all applicable laws and regulations. Except as set forth on SCHEDULE 3.10(C), there are no assets leased by the Company that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined in Section 3.22).

               (d) SCHEDULE 3.10(d) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in SCHEDULE 3.10(d). Except as set forth in SCHEDULE 3.10(d), (i) each such lease is valid and binding, and in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company) a default by any other party under such lease; (iii) there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) there is no requirement under any such lease that the Company either obtain the lessor's consent to, or notify the lessor of, the consummation of the transactions contemplated by this Agreement.

     Section 3.11 INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS. (a) Set forth on SCHEDULE 3.11 is a list of all copyright registrations and applications for copyright registrations, trademark registrations and applications for trademark registrations, patents and patent applications, trademarks, service marks, trade names and Internet domain names that are used by the Company in the Company's business as presently conducted. The items listed on SCHEDULE 3.11, together with all other intellectual property rights owned by the Company and used in connection with its business and (i) all licenses, assignments and releases of intellectual property rights of others in material works embodied in the Company's products, (ii) any and all intellectual property rights, licenses, data and databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulas, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials created by or on behalf of the Company and
(iii) inventions, trade dress, logos and designs created by or on behalf of the Company are referred to as "INTELLECTUAL PROPERTY RIGHTS." Except as set forth on SCHEDULE 3.11 or as the failure to have been validly assigned would not have a Company Material Adverse Effect, all Intellectual Property Rights purported to be owned by the Company which were developed, worked on or otherwise held by any shareholder, employee, officer, consultant or otherwise are owned free and clear by the Company by operation of law or have been validly assigned to the Company. Except for the items listed in Exhibit A to
SCHEDULE 3.12(a), true and correct copies of all such licenses, assignments and releases of Intellectual Property Rights have been provided to Parent prior to the date hereof, all of which are, to the knowledge of the Shareholders, valid and binding and in full force and effect. Except as set forth on SCHEDULE 3.11 or as the failure to have been validly assigned would not have a Company Material Adverse Effect, all services provided to the Company by non-employees in respect of the creation, modification or improvement of any Intellectual Property Rights of the Company (including, without limitation, software, hardware, copyrightable works and the like) have been performed pursuant to agreements with the Company that assign to the Company ownership of such Intellectual Property Rights, each of which is a valid and binding and in full force and effect. The Intellectual Property Rights (along with other commercially available intellectual property rights) are sufficient to carry on the business of the Company as presently conducted. Except as set forth on SCHEDULE 3.11, the Company has license to use or exclusive ownership of all Intellectual Property Rights material to the Company's business as presently conducted identified in
SCHEDULE 3.11 as owned or licensed by the Company or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights material to the Company's business as presently conducted in works embodied in the Company's products. Except as set forth on
Schedule 3.11, the present business activities or products of the Company do not infringe any Intellectual Property Rights of others. Except as set forth in
SCHEDULE 3.11, the Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe or may infringe any Intellectual Property Rights of such person.

               (b) Except as set forth on SCHEDULE 3.11, the Company has the right to use all trade secrets, data, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business (including, without limitation, the operation of its Web sites) as presently conducted and has no reason to believe that any of such information that is provided to the Company by third parties will not continue to be provided to the Company on the same terms and conditions as currently exist. The Company has taken reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. To the best knowledge of the Shareholders,all trade secrets and other confidential information of the Company are not part of the public domain or knowledge, nor have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the best knowledge of the Company, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of his work for the Company. Except as set forth in
Schedule 3.11, the Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company and, to the best knowledge of the Company, such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization that sponsored research and development conducted by the Company has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. Except as set forth in Schedule 3.11,the Company is not aware of any present infringement by others of the Company's copyrights or other Intellectual Property Rights in any of its products, technology or services, or any violation in any material respect of the confidentiality of any of its proprietary information. To the Company's best knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

               (c) Except as set forth in SCHEDULE 3.11, neither the Company nor, to the knowledge of the Company, any of the Company's Shareholders or employees, has any agreements or arrangements with current or former employers of such Shareholders or employees (which agreements or arrangements relate to (i) confidential information or trade secrets of such employers, or
(ii) the assignment of rights by such Shareholders or employees to any inventions, know-how or intellectual property of any kind) that would interfere with such Shareholder's or employees' ability to develop or assign to the Company any Intellectual Property Rights developed by such Shareholder or employee for the Company. The Company and the Shareholders have previously delivered to Parent true and correct copies of each such agreement listed on SCHEDULE 3.11. To the best knowledge of the Shareholders, no such Shareholders or employees are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements known to the Company or any of its Shareholders which any such employees or consultants have with former employers or any other entity to whom such employees or consultants may have rendered consulting services.

     Section 3.12 CONTRACTS. (a) Except as set forth in SCHEDULE 3.12(a) (or in SCHEDULE 3.4(a), SCHEDULE 3.10(d), SCHEDULE 3.11 or SCHEDULE 3.13(a)), the Company is not a party to, or subject to:

                        (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, that involves annual expenditures or receipts by the Company of more than $10,000;

                       (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

                      (iii)  any guaranty issued by the Company;

                       (iv) any contract, arrangement or understanding relating to the acquisition, issuance or transfer of any securities;

                        (v) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights;

                       (vi) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company other than licenses granted in the ordinary course of business with a term of less than one year;

                      (vii) any contract, arrangement or understanding restricting the Company's or any Subsidiary's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

                     (viii) any contract, arrangement or understanding relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company is required to pay more than $10,000 per year;

                       (ix) any contract, arrangement or understanding with a Related Person (as that term is hereinafter defined); or

                        (x) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (ix) of this subsection 3.12(a).

     (b) The Company has previously made available for inspection and copying to the Parent copies that are complete and correct in all material respects (or, in the case of oral contracts, a materially complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in SCHEDULE 3.12(b), (i) each contract listed in
SCHEDULE 3.12(a) is in full force and effect; (ii) neither the Company nor any other party is in default under any material contract, and no event has occurred that constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company) a default by any other party under such contract; (iii) there are no material disputes or disagreements between the Company and any other party with respect to any material contract; and (iv) except as mutually agreed by the parties and set forth on SCHEDULE 3.12(b), Part 2, or where the failure to obtain consent or give notice would not have a Company Material Adverse Effect and would not have a material adverse effect on the transactions contemplated hereby, each other party to each contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

     (c) Except as set forth and described in SCHEDULE 3.12(c), the Company has not issued any warranty or any agreement or commitment to indemnify any person.

     Section 3.13 EMPLOYEES; EMPLOYEE BENEFITS. (a) SCHEDULE 3.13(a) sets forth the names of all current employees of the Company (the "EMPLOYEES") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation paid since December 31, 1998 to such Employee, the date of employment of such Employee and the accrued vacation time of such Employee. SCHEDULE 3.13(a) hereto sets forth a true and correct (in all material respects) statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on SCHEDULE 3.13(a), there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. SCHEDULE 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth on SCHEDULE 3.13(a). To the best knowledge of the Shareholders and except as set forth on SCHEDULE 3.13(a), none of the Employees has indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on
SCHEDULE 3.13(a), since December 31, 1998, the Company has not (i) increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) increased the term or tenure of employment for any Employee, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

                  (b) Except as disclosed on SCHEDULE 3.13(b), the Company has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, and there have been no claims made or to the best knowledge of the Company, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. Except as disclosed in SCHEDULE 3.13(b), there are no material controversies, strikes, work stoppages, picketing or disputes pending or, to the best knowledge of the Company, threatened between the Company and any of the Employees or former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "LEASED EMPLOYEES" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the best knowledge of the Company, threatened with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

                  (c) SCHEDULE 3.13(c) sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "LEASED EMPLOYEES" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, cafeteria plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "EMPLOYEE BENEFIT PLAN" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "BENEFIT PLANS."

     (d) Except for the Company's 401(k) plan, no Benefit Plan is either an "EMPLOYEE PENSION BENEFIT PLAN" (as defined in Section 3(2) of ERISA) or other form of retirement plan intended to meet the requirements of Section 401(a) of the Code. No Benefit Plan is an "EMPLOYEE WELFARE BENEFIT PLAN" (as defined in
Section 3(1) of ERISA) that at any time prior to the Closing was not exempt from the annual reporting requirement set forth in Section 104(a) of ERISA, as provided in 29 CFR Section 2520.104-20. No Benefit Plan is a "VOLUNTARY EMPLOYEES BENEFICIARY ASSOCIATION" (within the meaning of Section 501(c)(9) of the Code) and there have been no other "WELFARE BENEFIT FUNDS" (within the meaning of Section 419 of the Code) relating to Employees or former Employees. No event or condition exists with respect to any Benefit Plan that could subject the Company to any Tax under Section 4980B of the Code, or other applicable law. With respect to each Benefit Plan, the Company has heretofore delivered or made available to the Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (ii) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (iii) the most recent actuarial report, if any, relating to the Benefit Plan.

     Section 3.14 COMPLIANCE WITH APPLICABLE LAW. The Company is not in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation that would not have a Company Material Adverse Effect. The Company has not received any notice alleging any such violation, nor to the best knowledge of the Company, is there any inquiry, investigation or proceedings relating thereto.

     Section 3.15 ABILITY TO CONDUCT THE BUSINESS. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned, leased or used by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company has in force, and is in compliance with all governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of its business as presently conducted, all of which, except as set forth in SCHEDULE 3.15 or as the failure to so remain in force would not have a Company Material Adverse Effect, shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the best knowledge of the Company, there are no inquiries, proceedings or investigations relating to or which could result in, the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

     Section 3.16 MAJOR CUSTOMERS. SCHEDULE 3.16 sets forth a complete and correct list of the 50 largest customers of the Company, in terms of revenue recognized in respect of such customers during the month ended June 30, 1999, showing the amount of revenue recognized for each such customer during such period. Except as set forth and described in SCHEDULE 3.16, the Company has not received any notice or other communication (written or oral) from any of the customers listed in SCHEDULE 3.16 hereto terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company.

     Section 3.17 CONSULTANTS, SALES REPRESENTATIVES AND OTHER AGENTS. SCHEDULE
3.17 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the six (6) months ended June 30, 1999. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

     Section 3.18 ACCOUNTS RECEIVABLE. All accounts receivable of the Company reflected on the balance sheet at June 30, 1999 (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) except as set forth on SCHEDULE 3.18, are owned by the Company free and clear of any security interest, lien, encumbrance, claims and (iii) are accurately and fairly reflected on the balance sheet in accordance with generally accepted accounting principles consistently applied. The reserves for bad debts reflected on the balance sheet (including any determination to establish no reserves) were calculated or such determination was made in accordance with generally accepted accounting principles consistent with past practice and are adequate.

     Section 3.19 INSURANCE. SCHEDULE 3.19 hereto is a true and complete list of all insurance policies carried by the Company with respect to its business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to the Parent. All such policies are in full force and effect. All premiums due thereon have been paid.

     Section 3.20 BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 3.20 sets forth a complete and correct list showing:

                        (i) all bank accounts of the Company, together with, with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

                       (ii) the names of all persons holding powers of attorney from the Company and a summary statement or a copy of the terms thereof.

         Section 3.21 MINUTE BOOKS, ETC. The minute books, stock certificate book and stock ledger of the Company are complete and correct in all material respects. The minute books of the Company contain materially accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and accurately reflect in all material respects all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or shareholders of the Company.

         Section 3.22 RELATED PERSON INDEBTEDNESS AND CONTRACTS. SCHEDULE 3.22 sets forth a complete and correct list of (and complete and correct copies have been provided to Parent of) all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "RELATED PERSONS"): (i) the Shareholders;
(ii) the spouses and children of any of the Shareholders (collectively, "NEAR RELATIVES"); (iii) any trust for the benefit of any of the Shareholders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Shareholders or by any of their respective near relatives. All amounts contributed by the Shareholders to the Company have been treated as contributions to Company equity and have not been treated as, nor do they constitute, indebtedness of the Company to its Shareholders.

     Section 3.23 BROKERS; PAYMENTS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Shareholders. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of business combination transactions with parties other than Parent. No valid claim exists against the Company or, based on any action by the Company, against the Surviving Corporation or the Parent for payment of any "TOPPING," "BREAK-UP" or "BUST-UP" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

     Section 3.24 COMPANY ACTION. The Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the ORC and (iii) directed that this Agreement and the Merger be submitted to the Company shareholders for the adoption of this Agreement and adoptionand resolved to recommend that the Company's shareholders vote in favor of the adoptionof this Agreement and the approval of the Merger. The shareholders of the Company have approved the Merger and this Agreement in accordance with the provisions of the ORC.

     Section 3.25 YEAR 2000 MATTERS.

     (a) The Company has in good faith performed reasonable testing and examination of all its computer hardware and software owned, licensed or otherwise used by the Company, other than hardware or software that is not material to the operation of the Company's business, and the Company will perform whole-system testing and examination of such software and hardware in the month of October, 1999 (the "Whole-System Testing"), to determine whether such hardware and software will perform differently or experience any malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000 that would have a Company Material Adverse Effect. Based on the testing it has completed to the date of this Agreement, and subject to the results of the Whole-System Testing and the provisions of subparagraph (b) below, the Company has no reason to believe that such hardware and software will perform differently or experience any malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000 that would have a Company Material Adverse Effect.

     (b) The Company has no reason to believe that, with respect to the electricity, telephone and Internet services provided to the Company by third parties, it would experience any malfunctions or service problems due to the change in the calendar year from 1999 to the year 2000 that would have a Company Material Adverse Effect.

     Section 3.26 DISCLOSURE. No representation or warranty by the Company contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by the Company contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          RELATING TO THE SHAREHOLDERS

     Section 4.1 AUTHORIZATION; ETC. Each of the Shareholders severally and not jointly represents and warrants as of the date hereof and as of the Closing Date to the Parent and Acquisition Corp. as follows:

                        (i) Each of the Shareholders is the sole and exclusive record and beneficial owner of the shares of the Company's capital stock set forth opposite his or her name in SCHEDULE 3.4 hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on SCHEDULE 3.4 hereto, there are no agreements, arrangements or understandings to which such Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the shares owned by such Shareholder;

                       (ii) such Shareholder shall (A) concurrently with such Shareholder's execution and delivery of this Agreement, execute and deliver to Parent a written consent in which such Shareholder voted all shares of capital stock entitled to vote owned by such Shareholder in favor of the Merger and the adoption of this Agreement by the Company,
         (B) at the Effective Time, deliver or cause to be delivered to the Parent certificates representing all shares of Company Common Stock owned by such Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws);

                      (iii) such Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and

                       (iv) the execution and delivery of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby will not (A) except as disclosed on Schedule 4.1, breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder or the shares of Company Common Stock held by such Shareholder may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Shareholder pursuant to the terms of any such instrument or obligation, or (B) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Shareholder or by which such the shares of, Company Common Stock held by such Shareholder may be bound.

     Section 4.2 PARENT COMMON STOCK. Each Shareholder, severally and not jointly, acknowledges, represents and warrants to the Parent and Acquisition Corp. as follows:

                        (i) Such Shareholder understands that the shares of Parent Common Stock to be issued to such Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Shareholder in this Agreement. Such Shareholder understands that the Parent is relying, in part, upon the Shareholder's representation and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions.

                       (ii) Such Shareholder has such knowledge, skill and experience in business, financial and investment matters so that the Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Shareholder has deemed it appropriate to do so, the Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                      (iii) Such Shareholder has made, either alone or together with the Shareholder's advisors, such independent investigation of the Parent, its management and related matters as the Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Shareholder and advisors have received all information and data that the Shareholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                       (iv) Such Shareholder has reviewed the Shareholder's financial condition and commitments, alone and together with the Shareholder's advisors, and, based on such review, the Shareholder is satisfied that (A) the Shareholder has adequate means of providing for the Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he or she could bear the risk of loss of his or her entire investment in the Parent Common Stock, (B) the Shareholder has no present or contemplated future need to dispose of all or any portion of the Parent Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and
         (C) the Shareholder is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. Such Shareholder shall furnish any additional information about the Shareholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

                        (v) Such Shareholder understands that the shares of the Parent Common Stock to be received by the Shareholder in the transactions contemplated hereby will be "RESTRICTED SECURITIES" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that the Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. Such Shareholder further understands that, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common stock to be received by the Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Such Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Shareholder understands that the Shareholder may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

                       (vi) Such Shareholder is acquiring shares of the Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

                      (vii) The certificate(s) evidencing the shares of the Parent Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legends:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                  "The shares represented by this certificate are subject to certain restrictions on transfer and other dispositions pursuant to a lock-up letter dated as of August 20, 1999. A copy of such lock-up letter is maintained at the offices of the Corporation by the Secretary of the Corporation."

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                       OF THE PARENT AND ACQUISITION CORP.

     The Parent and Acquisition Corp. jointly and severally represent and warrant to the Company as of the date hereof and as of the Closing Date that:

         Section 5.1 CORPORATE ORGANIZATION. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the Parent and Acquisition Corp. has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Parent and Acquisition Corp. are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in SCHEDULE 5.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition Corp. or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a Mail.com Material Adverse Effect (as defined below). Acquisition Corp. is a corporation newly formed by Parent and has not conducted any business other than as expressly set forth in or contemplated by this Agreement. The term "MAIL.COM MATERIAL ADVERSE Effect" means for purposes of this Agreement, any change, event or effect that is, or would be, materially adverse to the business, prospects, operation, assets, liabilities, financial condition or results of operations of the Parent and Acquisition Corp., taken as a whole.

         Section 5.2 AUTHORIZATION. Each of the Parent and Acquisition Corp. has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition Corp. and by the Parent as the sole stockholder of Acquisition Corp., and no other corporate proceedings on the part of the Parent or Acquisition Corp. are necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificates of Merger pursuant to the ORC) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition Corp. and constitutes the valid and binding agreement of the Parent and Acquisition Corp., enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

         Section 5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Subject to (a) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio and (b) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate or Articles of Incorporation or By-Laws or Regulations of the Parent or Acquisition Corp.; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition Corp. are parties, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition Corp. pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Mail.com Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition Corp. or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a Mail.com Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition Corp., any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Mail.com Material Adverse Effect.

     Section 5.4 CAPITALIZATION. (a) The authorized capital stock of the Parent consists of 120,000,000 shares of Parent Common Stock, of which approximately 33,255,943 shares are issued and outstanding as of August 13, 1999, 10,000,000 shares of Class B Common Stock, par value $.01 per share, of which 10,000,000 shares are issued and outstanding as of the date hereof, and 60,000,000 shares of Preferred Stock, of which none are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. Except as disclosed in the SEC Filings (as defined below), options to purchase Parent Common Stock which were granted pursuant to the Parent's 1999 stock option plan and except as contemplated by this Agreement, there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and (except as disclosed in the SEC Filings or as contemplated by this Agreement) there are no agreements or commitments to which the Parent is a party or by which it is bound pursuant to which the Parent is or may become obligated to issue additional shares of its capital stock.

     (b) The authorized capital stock of Acquisition Corp. consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition Corp., and there are no agreements or commitments to which Acquisition Corp. is a party or by which it is bound pursuant to which Acquisition Corp. is or may become obligated to issue additional shares of its capital stock.

     Section 5.5 SEC REPORTS. Complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Act of 1933, as amended (the

"SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder (the "ACTS") since and including the filing date of the Registration Statement with respect to the Parent's initial public offering (such reports and other filings collectively referred to herein as the "SEC FILINGS") are available on the SEC's Edgar Web site. Attached hereto as Schedule 5.5 is a copy of the SEC's Edgar Web site page listing all such reports and filings filed by Parent. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.6 BROKERS; PAYMENTS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Acquisition Corp.

         Section 5.7 DISCLOSURE. No representation or warranty by the Parent or Acquisition Corp. contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by Parent or Acquisition Corp. contains or will contain, when considered together as a whole, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made.

         Section 5.8 VALIDITY OF SHARES. Assuming the accuracy of the representations contained in Section 4.2, the shares of Parent Common Stock to be issued in connection with the Merger will, when issued in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. federal and state securities laws and will be free of any liens or encumbrances.

         Section 5.9 NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no material adverse change in the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole.

Section 5.10        NO LIABILITIES OF ACQUISITION CORP.

     Parent and Acquisition Corp. represent and warrant jointly and severally that as of immediately prior to the Effective Time, the Acquisition Corp. shall have, and shall have had, no liabilities except as it may have acquired in the Merger with the Company.




                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.1 TRANSFER OF SHARES. The Shareholders agree that they (i) shall not dispose of or in any way encumber their shares prior to the consummation of the transactions contemplated hereby, (ii) shall use their best efforts to cause, and take no action inconsistent with, the approval and consummation of said transactions and
(iii) at the Closing shall surrender the stock certificates representing all shares of Company Stock owned by them, duly endorsed for transfer.

     Section 6.2 REASONABLE EFFORTS; ETC. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

     Section 6.3 FEES AND EXPENSES. The Parent and the Company shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors, except that the Shareholders shall be responsible for all such fees, costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby and such fees, costs and expenses shall be deemed expenses of the Shareholders and paid by the Shareholders on a pro rata basis based on their percentage ownership of the Company on the Closing Date.

     Section 6.4 NASDAQ NATIONAL MARKET LISTING. Parent shall cause the shares of Parent Common Stock issuable in the Merger to be authorized for listing on The Nasdaq National Market prior to the time that such shares are permitted to be transferred.

         Section 6.5 TAX COVENANTS. (a) The parties hereto intend that, for United States federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization." Accordingly, both before and after the Closing, each of the parties agrees that all of its books and records shall be maintained, and all United States federal, state and local income tax returns and schedules thereto shall be filed in a manner, consistent with the Merger's qualification as a reorganization. Each party shall provide to each other party such cooperation, information, reports, returns or schedules as may be reasonably required to assist such other party in accounting for and reporting the Merger as such. Each of Parent, Acquisition Corp., the Company and the Shareholders agrees that it and its affiliates shall not take, cause or permit any action (or fail to take, cause or permit any action) if such action (or the failure of such action to occur) would cause the Merger not to be treated as a reorganization within the meaning of Code Section 368(a)(1); PROVIDED, HOWEVER, that, notwithstanding the foregoing, each party shall be expressly permitted to take, cause or permit any action (or fail to take, cause or permit any action) if such action (or the failure of such action to occur) is contemplated by this Agreement or any document related to the transactions contemplated by this agreement or otherwise contemplated by the parties and their respective affiliates.

     (b) The transactions contemplated by this Agreement will cause the Company's status as an S corporation to terminate. Pursuant to Code Section 1362(e)(1), the Company shall have two short taxable years for the year that includes the Closing Date: an "S short year" beginning January 1 of such year and ending the day before the Closing Date and a "C short year" beginning on the Closing Date and ending on the next succeeding close of Parent's consolidated return taxable year. Accordingly, Parent shall allocate Tax items to the Company's S short year and C short year pursuant to normal Tax accounting rules (the "closing of the books method") on a basis consistent with past accounting practice.

     (c) The Shareholders shall timely prepare and file or cause to be prepared and filed all Tax returns, reports or other filings of the Company for all periods ending on or before the Closing Date. Prior to the filing of any Tax return, report or other filing of the Company described in the preceding sentence that was not filed before the Closing Date, the Shareholders shall provide Parent with a substantially final draft of such return, report or other filing at least 15 days prior to the due date for such return, report or other filing. Parent shall notify the Shareholders of any objections that Parent may have to any items set forth in any such draft return, report or other filing, and Parent and the Shareholders shall agree to consult and resolve in good faith any such objection and to mutually consent to the filing of such return, report or other filing. Such returns, reports and other filings shall be prepared or completed in a manner consistent with prior practice of the Company with respect to returns, reports and other filings concerning the income, properties or operations of the Company, except as otherwise required by law or regulation or otherwise agreed to by Parent prior to the filing thereof.


     (d) Parent shall have the exclusive right to represent the interests of the Company in any and all Tax audits or administrative or court proceedings relating to Tax returns, reports or other filings for all periods from and after the day on which the Effective Time occurs. The Shareholders shall have the exclusive right to represent the interests of the Company in any and all Tax audits or administrative court proceedings relating to Tax returns, reports or other filings of the Company relating to periods ending before the Closing Date. In the event that the Shareholders compromise or settle any Tax claim, or consent or agree to any Tax liability, relating to the Company that may affect the Tax liability of the Surviving Corporation, the Parent shall have the right to review such compromise, settlement, consent or agreement. Without the prior written consent of the Parent, which shall not be unreasonably withheld or delayed, the Shareholders shall not agree or consent to compromise or settle any issue or claim arising in any such audit or proceeding, or otherwise agree to or consent to any Tax liability, to the extent that any such compromise, settlement, consent or agreement may affect the Tax liability of the Surviving Corporation for any period ending on or after the Closing Date.

     (e) Each Shareholder agrees to promptly notify Parent in writing upon receipt by such Shareholder or any affiliate of such Shareholder of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Company.

     (f) After the Closing Date, the Parent, the Surviving Corporation and each Shareholder agree to provide each other with such cooperation and information relating to the Company as any other party may reasonably request in (i) filing any Tax return, report or other filing, amended Tax return, report or other filing or claim for refund, (ii) determining any Tax liability or right to refund of Taxes, (iii) conducting or defending any audit or other proceeding in respect of Taxes, or (iv) effectuating the terms of this Agreement. Notwithstanding the foregoing, no party shall be unreasonably required to prepare any document, or determine any information, not then in its possession in response to a request under this Section 6.5(f).

                  (g) Each Shareholder shall deliver to Parent on or before the Closing Date an affidavit in the form of Exhibit B to the effect that such Shareholder is not a "foreign person" within the meaning of Code Section 1445. If, on or before the Closing Date, Parent has not received each such affidavit, Parent may withhold from the Merger Consideration such sums as are required to be withheld therefrom under Code Section 1445.

                  (h) The Shareholders shall be liable for, and shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value-added or other similar Taxes payable by reason of the transactions contemplated under this Agreement, and shall file all necessary returns, reports or other filings with respect to all such Taxes.

         Section 6.6 INDEMNIFICATION. (a) The Surviving Corporation shall assume at the Effective Time, and shall be liable for a period of six years commencing at the Effective Time for, the Company's obligations to indemnify (excluding any and all claims arising (i) in connection with the transactions contemplated by this Agreement and (ii) pursuant to Article XI hereof), defend and hold harmless each person who is or has been at any time prior to the Effective Time, or who becomes prior to the Effective Time, an officer, director or employee of the Company (the "COMPANY INDEMNIFIED PARTIES") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided in the Surviving Corporation's Articles of Incorporation and Bylaws in effect on the date hereof.

                  (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and is not the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any persons or entity, then and in each such case, proper provision shall be made so that the survivor or transferee shall assume the indemnification obligations provided for in Section 6.6(a).

     Section 6.7 EXCHANGE ACT REPORTS. Parent shall timely file all reports required to be filed under the Exchange Act, during the period commencing on the date hereof and ending on June 30, 2002.

      Section 6.8 LEGENDS. The Parent shall re-issue a certificate without the legends described in Section 4.2 to the holder of such certificate, if the shares represented by such certificate are being transferred pursuant to an effective registration statement under the Securities Act or if the shares represented by such certificate may be publicly sold pursuant to Rule 144(k) under the Securities Act. Subject to compliance with the applicable lockup restrictions, the Parent shall take all actions reasonably necessary to facilitate sales by the Shareholders of the Merger Shares pursuant to Rule 144.

     Section 6.9 EMPLOYEE STOCK OPTIONS. The Parent agrees to grant options to purchase the number of shares of Parent Common Stock ("OPTIONS") equal to the quotient of (A) $10,000,000 divided by (B) the last quoted sale price for a share of Parent Common Stock on the Nasdaq National Market on the Closing Date. Options shall be allocated among employees of the Surviving Corporation as set forth on Schedule 6.9. Options shall be issued pursuant to a new stock option plan established by the Parent which shall contain terms and conditions substantially the same as those contained in the Parent's 1999 Employee Stock Option Plan (except that such new plan shall not contain incentive stock option provisions) and shall provide for (i) an exercise price equal to the last quoted sale price for a share of Parent Common Stock on the Nasdaq National Market on the date of grant, (ii) quarterly vesting over four years subject to continued employment at Parent or a subsidiary thereof and
(iii) a ten year term.


                                   ARTICLE VII

                            COVENANTS OF SHAREHOLDERS

         Section 7.1 NON-COMPETITION. Each of the Shareholders hereby severally and not jointly agrees that for a period of four (4) years after the date hereof, he or she will not, directly or indirectly, compete with the business of the Surviving Corporation or (other than in his capacity as an employee of the Surviving Corporation) the Parent. Employee acknowledges that money damages may not be sufficient remedy for any breach of this provision and agrees that Parent and the Surviving Corporation will be entitled to seek specific performance and injunctive or other equitable relief for any such breach.

For purposes of this Article VII, the term "not compete" shall mean that:

     (a) Shareholder shall not, on Shareholder's behalf or on behalf of any other party other than Parent or the Surviving Corporation, solicit or seek the business of any customer or account of the Surviving Corporation or Parent wherein said solicitation involves a product or service substantially similar to or competitive with any product or service offered or under development by the Surviving Corporation or Parent as of the date hereof or during the term of Shareholder's employment with the Surviving Corporation or the Parent.

     (b) Shareholder shall not directly or indirectly own, operate, consult to or be employed by any firm in a business substantially similar to or competitive with the present business of the Surviving Corporation or the Parent or such business activity in which the Surviving Corporation or the Parent may engage during the term of employment; provided that Shareholder shall not be prohibited from owning less than 5% of a publicly traded mutual fund or similar publicly traded investment for investment purposes.

     (c) Shareholder shall not directly or indirectly solicit the Surviving Corporation's customers, vendors, subcontractors, or prospects with services or products of the nature of those being sold by the Surviving Corporation.

     Such Shareholder further agrees that, for a period of four (4) years from after the date hereof, he or she will not in any capacity (other than as an employee of and on behalf of the Surviving Corporation), either separately, jointly or in association with others, directly or indirectly, solicit or contact in connection with, or in furtherance of, a competitive activity any of the Surviving Corporation's employees, consultants, agents, suppliers, customers or prospects that were such with respect to the Surviving Corporation at any time during the one (1) year immediately preceding the date hereof or that become such with respect to the Surviving

Corporation at any time during the one (1) year immediately following the date hereof. Such Shareholder's obligations under this Section 7.1 shall survive the termination or cessation of his employment with the Surviving Corporation and shall not be limited by Article XI hereof.


                                   ARTICLE VIII

                          CONDITIONS TO THE OBLIGATIONS
                       OF THE PARENT AND ACQUISITION CORP.

     The obligation of the Parent and Acquisition Corp. to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Acquisition Corp. in their sole discretion):

     Section 8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Shareholders which are contained in this Agreement, or contained in any Schedule, certificate or instrument delivered or to be delivered pursuant to this Agreement, shall be made again on and as of the Closing Date and shall be true and correct in all material respects on and as of the Closing Date, and at the Closing the Shareholders shall have delivered to the Parent and Acquisition Corp. a certificate to that effect with respect to all such representations and warranties.

     Section 8.2 PERFORMANCE. The Company and the Shareholders shall have performed and complied in all material respects with all of the obligations under this Agreement that are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition Corp. a certificate (duly executed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and the Shareholders shall have executed and delivered to the Parent and Acquisition Corp. a certificate to that effect with respect to all such obligations required to have been performed or complied with by the Shareholders on or before the Closing Date.

     Section 8.3 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would be reasonably likely to have an adverse effect on the transactions contemplated hereby or have a Company Material Adverse Effect.

     Section 8.4 CONSENTS. All material approvals, consents, waivers and authorizations required by Parent to be obtained by the Company or any Shareholder in connection with the

Merger and the other transactions contemplated by this Agreement (including those identified on SCHEDULE 3.3) shall have been obtained and shall be in full force and effect.

     Section 8.5 ADDITIONAL AGREEMENTS. Parent shall have received duly executed and delivered the following agreements:

                        (i) Employment Agreements, in the form mutually agreed by the Parent and each of such employees, executed by each of Aaron Fessler, Angela Fessler, Richard Bliss and Mark Weaver (the "KEY EMPLOYEES");

                       (ii) a Lock-up Agreement in the form mutually agreed by the Parent and each of the Shareholders, duly executed by the Shareholders; and

                      (iii) a FIRPTA Certificate, duly executed by the Company.

         Section 2.6 DELIVERY OF CERTIFICATES FOR CANCELLATION. The share certificates representing at least 100% of the issued and outstanding shares of Company Common Stock as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

         Section 2.7 CERTIFICATE OF MERGER. The Company shall have executed and delivered to the Parent counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Ohio in connection with the Merger and the Certificate of Merger shall have been duly filed and become effective.

         Section 2.8 OPINION OF BIRD & ASSOCIATES, P.C. The Company shall have delivered to Parent an opinion of Bird & Associates, P.C., special counsel to the Company in form and substance reasonably satisfactory to Parent.

         Section 2.9 SUPPORTING DOCUMENTS. The Company shall have delivered to the Parent a certificate of the Secretary of the Company, dated the Closing Date, certifying on behalf of the Company (i) that attached thereto is a true and complete copy of the By-Laws of such Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and Shareholders of such Company authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of the Company executing on behalf of such company this Agreement and the other agreements related hereto.




                                   ARTICLE IX

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
                                AND SHAREHOLDERS

         The obligation of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing

Date of each of the following conditions (any of which may be waived in writing by the Company and the Shareholders in their sole discretion):

     Section 9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of each of the Parent and Acquisition Corp. contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be made again on and as of the Closing Date and shall be true and correct in all material respects on and as of the Closing Date, and at the Closing each of Parent and Acquisition Corp. shall have delivered to the Shareholders a certificate signed on its behalf by its President or Chief Financial Officer, to that effect with respect to all such representations and warranties.

     Section 9.2 PERFORMANCE. Each of the Parent and Acquisition Corp. shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition Corp. shall have delivered to the Company and the Shareholders a certificate, signed on its behalf by its President or its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

     Section 9.3 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or Acquisition Corp. which would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and Acquisition Corp. taken as a whole.

     Section 9.4 CONSENTS. All material approvals, consents, waivers and authorizations required to be obtained by Parent or Acquisition Corp. in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on SCHEDULE 5.3) shall have been obtained and shall be in full force and effect.

           Section 9.5 ADDITIONAL AGREEMENTS. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements:

                        (i) the Employment Agreements referred to in Section 8.5
                            (i) hereof; and

                       (ii) the Lock-up Agreement referred to in Section 8.5(ii)
                            hereof.

     Section 9.6 CERTIFICATE OF MERGER. The Parent and Acquisition Corp. shall have executed and delivered to the Company counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Ohio in connection with the Merger and the Certificate of Merger shall have been duly filed and become effective.

     Section 9.7 CASH AND SHARES OF PARENT COMMON STOCK. At the Closing, the Parent shall deliver to the Shareholders the cash portion of the Merger Consideration and the shares of Parent Common Stock issuable to the Shareholders pursuant to Section 2.2(a) hereof, in each case payable on the Closing Date, as provided in Section 2.3 hereof.

     Section 9.8 OPINION OF COUNSEL TO PARENT AND AG ACQUISITION CORP.. Parent shall have delivered to the Shareholders an opinion of counsel to the Parent and Acquisition Corp. in form and substance reasonably satisfactory to the Shareholders.

     Section 9.9 SUPPORTING DOCUMENTS. (a) The Parent shall have delivered to the Company a certificate of the Secretary of the Parent, dated the Closing Date, certifying on behalf of the Parent (i) that attached thereto is a true and complete copy of the By-Laws of such Parent as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of such Parent authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of the Parent executing on behalf of such Parent this Agreement and the other agreements related hereto.

     (b) Acquisition Corp. shall have delivered to the Company a certificate of the Secretary of Acquisition Corp., dated the Closing Date, certifying on behalf of Acquisition Corp. (i) that attached thereto is a true and complete copy of the By-Laws of such Acquisition Corp. as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and stockholders of such Acquisition Corp. authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of Acquisition Corp. executing on behalf of such Acquisition Corp. this Agreement and the other agreements related hereto.


                                   ARTICLE X

                                  TERMINATION

     Section 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by the mutual written consent of the Company and the Parent;

                  (b)   by either the Company or the Parent

                        (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                       (ii) if the Effective Time shall not have occurred on or before August 31, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 11.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

     (c) by the Company, if any of the conditions specified in Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

     (d) by the Parent, if any of the conditions specified in Article VIII have not been met or waived prior to such time as such condition can no longer be satisfied.

     Section 10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition Corp.) their respective officers or directors, except for Sections 6.3 and 12.6, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.


                                    ARTICLE XI

           INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Section 11.1 INDEMNITY OBLIGATIONS. (a) Subject to Section 11.3 hereof, each of the Shareholders hereby jointly and severally agrees to indemnify and hold the Parent, the Surviving Corporation and their respective affiliates and successors (collectively, "Parent Indemnitees") harmless from, and to reimburse the Parent Indemnitees for, any Losses (as that term is hereinafter defined) arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Shareholders set forth in Article III of this Agreement or any Schedule or certificate delivered by the Company or the Shareholders pursuant hereto; (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company or the Shareholders (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) which are contained in this Agreement; (iii) the transactions between the Company or the Surviving Corporation, on the one hand, and Allegro Argentina S.A. or The Allegro Group Latin America, on the other hand, including but not limited to the matters disclosed in item 2 of Schedule 3.6, (iv) the matters disclosed in item 1 of Schedule 3.6 to the extent arising out of the period before the Effective Time or (v) any claims to the extent arising out of the conduct of the business of the Company prior to the Closing that are not reserved as a liability on the June 30, 1999 balance sheet or incurred in the ordinary course of business consistent with past practice or disclosed on the Disclosure Schedule or involving personal injury, death, physical damage to the tangible or real property of the Company or any other person which otherwise would have been covered by fire, property, casualty or liability insurance if the Company had such insurance in place for all periods prior to the Closing. For purposes of this Agreement, the term "LOSSES" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses

(including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized by the party incurring such Loss. Notwithstanding the foregoing and subject to the last sentence of this Section 11.1(a), (i) none of the Shareholders shall be liable for or be obligated to indemnify any party for one or more breaches of representations, warranties or agreements of the Shareholders hereunder (other than under Sections 3.4, 3.9, 4.1, 4.2, 6.5 and 7.1) or for indemnification under Section 11.1(a) (other than to the extent arising out of Sections 3.4, 3.9, 4.1, 4.2, 6.5 or 7.1 or Section 11.1(a)(iii) or (iv)) unless the aggregate amount of all Losses arising out of such a breach or breaches exceeds $50,000,
(ii) none of the Shareholders shall be obligated to indemnify any party under
Section 11.1(a)(iii) unless the aggregate amount of all Losses for which indemnification is sought under Section 11.1(a)(iii) exceeds $50,000 and then the Shareholders shall be liable for 30% of the Losses in excess of such $50,000, (iii) none of the Shareholders shall be obligated to indemnify any party under Section 11.1(a)(iv) unless the aggregate amount of all Losses for which indemnification is sought under Section 11.1(a)(iv) exceeds $10,000 and then the Shareholders shall be liable for 30% of the Losses in excess of such $10,000, (iv) the Shareholders collectively shall not be liable for any Losses arising out of breaches of representations, warranties or agreements hereunder (other than under Sections 3.4, 3.9, 4.1, 4.2, 6.5 and 7.1) or for indemnification under Section 11.1(a) (other than to the extent arising out of Sections 3.4, 3.9, 4.1, 4.2, 6.5 or 7.1 or Section 11.1(a)(iii) or (iv)) in
excess of 30% of the aggregate Merger Consideration actually paid to the Shareholders (it being understood that Parent may offset against its obligation to pay the aggregate Contingent Payment the amount of any indemnification obligations arising before the payment of the Contingent Payment to the extent not previously paid) , (v) the Parent Indemnitees' recovery in respect of any Losses for which it is entitled to indemnification under Section 11.1(a) shall be payable by the Shareholders 20% in cash and 80% in Parent Common Stock and
(vi) the liability of each Shareholder under this Section 11.1(a) shall not exceed such Shareholder's pro rata share of the Losses based on such Shareholders allocation of the Merger Consideration. The foregoing limitations on liability of the Shareholders shall not apply in the event of breaches of representations, warranties or agreements arising out of fraud or willful misrepresentation on the part of the Shareholders.

     (b) Subject to Section 11.3 hereof, each of the Shareholders hereby severally and not jointly agrees to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any losses arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of such Shareholder set forth in Article IV of this Agreement, or any Schedule or certificate delivered by such Shareholder pursuant hereto or thereto; or (ii) any breach of nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of such Shareholder under Section 6.5 or
7.1 , or any Schedule or certificate delivered by such Shareholder pursuant hereto or thereto. Notwithstanding the foregoing, none of the Shareholders shall be liable for or be obligated to indemnify any party for any Losses arising out of breaches of representations or warranties under Article IV in excess of the total Merger Consideration received by such Shareholder.

     (c) Subject to Section 11.3 hereof, Parent hereby agrees to indemnify and hold the Shareholders harmless from, and to reimburse the Shareholders for, any Losses arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Parent or Acquisition Corp. set forth in Article V of this Agreement or any Schedule or certificate delivered by the the Parent pursuant hereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Parent or Acquisition Corp. which are contained in this Agreement. Notwithstanding the foregoing, (i) neither the Parent nor the Surviving Corporation shall be liable for or be obligated to indemnify any party for one or more breaches of representations, warranties or agreements of the Parent or Acquisition Corp. hereunder (other than under Sections 5.4 and 6.5) unless the aggregate amount of all Losses arising out of such a breach or breaches exceeds $50,000 and (ii) the Parent and the Surviving Corp. collectively shall not be liable for any Losses arising out of breaches of representations or warranties under Article V in excess of the total Merger Consideration paid by Parent . The foregoing limitations on liability of Parent and the Surviving Corporation shall not apply in the event of breaches of representations, warranties or agreements arising out of fraud or willful misrepresentation on the part of Parent and the Surviving Corporation.

     Section 11.2 NOTIFICATION OF CLAIMS. (a) Subject to the provisions of
Section 11.3 below, in the event of the occurrence of an event pursuant to which either party (the "Indemnified Party")shall seek indemnity pursuant to Section 11.1, the Indemnified Party shall provide the indemnifying party (the "Indemnifying Party") against whom indemnification is sought with prompt written notice (a "CLAIM NOTICE") of such event and shall otherwise promptly make available to the Indemnifying Party, all relevant information that is material to the claim and which is in the possession of the Indemnified Party. The Indemnified Party's failure to give a timely Claims Notice or to promptly furnish the Indemnifying Party with any relevant data and documents in connection with any Third-Party Claim (as that term is hereinafter defined) shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the Indemnifying Party.

     (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which the Indemnified Party shall be entitled under this
Article XI shall be determined by (A) written agreement between the Indemnified Party and the Indemnifying Party or (B) a final judgment or decree of any court of competent jurisdiction. The judgment or decree of a court shall be deemed final when the time for appeal, if any, has expired and no appeal has been taken or when all appeals taken have been finally determined.

     (c) The Indemnifying Party shall have the right to elect to join in, and in such event to conduct and control, through counsel of its choosing reasonably acceptable to the Indemnified Party, the defense, settlement, adjustment or compromise of any claim of any third party (a "THIRD PARTY CLAIM") as to which indemnification will be sought by the Indemnified Party from the Indemnifying Party. The expense of any such defense, settlement, adjustment or compromise, including such counsel, shall be borne by the Shareholders with respect to indemnification sought pursuant to Section 11.1(a) and by the Shareholders against whom indemnification is sought with respect to indemnification sought pursuant to Section 11.1(b), and by the Parent with respect to indemnification sought pursuant to Section 11.1(c). Unless the Indemnifying Party elects to assume such defense, settlement, adjustment or compromise, the Indemnified Party shall have the right to settle any such Third Party Claim; PROVIDED, HOWEVER, that the Indemnified Party may not effect the settlement, adjustment or compromise of any such Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In connection with any Third Party Claim, the Indemnified Party, or the Indemnifying Party if it has assumed the defense of such claim pursuant to the foregoing, shall diligently pursue the defense of such Third Party Claim.

     Section 11.3 DURATION. All representations and warranties set forth in this Agreement and any Schedules or certificates delivered pursuant hereto or thereto, and all covenants, agreements and undertakings of the parties contained in or made pursuant to this Agreement and any Schedules or certificates delivered pursuant hereto or thereto, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but all representations and warranties contained in this Agreement or any certificate or Schedule delivered pursuant hereto or thereto shall expire on the second anniversary of the Closing Date, at which time the indemnification provided in
Article XI arising out of a breach of the representations or warranties shall terminate except with respect to any claim for indemnification made prior to the date of expiration of the survival period for such claim which shall survive until the resolution of such claim. Notwithstanding the foregoing, obligations arising from the breaches of the representations and warranties set forth in Sections 3.4, 3.9 and 4.1(i) (the "COVERED REPRESENTATIONS") and arising from fraud shall each survive the Closing Date until expiration of the applicable statute of limitations.

     Section 11.4 NO CONTRIBUTION. The Shareholders hereby waive, acknowledge and agree that the Shareholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution or right of indemnity against the Company or the Surviving Corporation in connection with any indemnification payments which the Shareholders are required to make under this Article XI.


                                   ARTICLE XII

                             MISCELLANEOUS PROVISION

     Section 12.1 AMENDMENT. This Agreement may be amended by written agreement among the parties hereto prior to the Effective Time.

     Section 12.2 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

     Section 12.3 NOTICES. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 12.3):

                  (a)   if to the Company or the Shareholders, to:

                       The Allegro Group, Inc.
                       6450 Poe Avenue
                       Suite 416
                       Dayton, OH 45414
                       Attention: Aaron Fessler

                  with copies to:

                        Aaron Fessler
                        877 Lewis Creek Court
                        Xenia , Ohio 45385

                        and

                       Bird & Associates, P.C.
                       1150 Monarch Plaza
                       3414 Peachtree Road, N.E.
                       Atlanta, Georgia 30326
                       Attention: Kevin Loechl, Esq.

                  (b) if to the Parent or Acquisition Corp., to:

                       Mail.com, Inc.
                       11 Broadway
                       New York, New York 10004
                       Attention: Gerald Gorman

                       With a copy at the same address to:

                       David W. Ambrosia, Esq.

With a copy at the same address to:

                       Winthrop, Stimson, Putnam & Roberts
                       One Battery Park Plaza
                       New York, NY 10004
                       Attention: Ronald A. Fleming, Jr., Esq.

     All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

     Section 12.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

     Section 12.5 NO THIRD PARTY BENEFICIARIES. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns and any other parties indemnified under Article XI.

     Section 12.6 PUBLIC ANNOUNCEMENTS. Promptly after the Effective Time, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Other than as provided in the immediately preceding sentence, none of the parties hereto shall, except as mutually agreed by the Parent and the Shareholders, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq National Market ), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

     Section 12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 12.8 HEADINGS. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

     Section 12.9 ENTIRE AGREEMENT. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements entered into between Parent and the Company (the "Confidentiality Agreements"). This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreements.

     Section 12.10 GOVERNING LAW. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the General Corporation Law of the State of Ohio as to matters within the scope thereof and, as to all other matters, shall be governed by and construed with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the federal or state courts sitting in New York, New York and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

     IN WITNESS WHEREOF, Parent, Acquisition Corp., the Company and the Shareholders have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

                                  MAIL.COM, INC.


                           By:    /s/ GERALD GORMAN
                                  -----------------
                                  Name: Gerald Gorman
                                  Title: Chairman of the Board


                                  AG ACQUISITION CORP.


                           By:    /s/ GERALD GORMAN
                                  -----------------
                                  Name: Gerald Gorman
                                  Title: Chairman of the Board


                                  THE ALLEGRO GROUP, INC.


                           By:    /s/ AARON FESSLER
                                  -----------------
                                  Name:  Aaron Fessler
                                  Title:  President and Chief Executive Officer



                       THE SHAREHOLDERS:


                       /s/ AARON FESSLER
                       -----------------
                       Aaron Fessler


                       /s/ Angela Fessler
                       ------------------
                       Angela Fessler


                       /s/ Andrew Fessler
                       ------------------
                       Andrew Fessler